Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

	NAME	STATE OF INCORPORATION

1.	Quantum Restaurant Development Corporation	Georgia

2.	Santa Fe Steakhouse & Cantina Corp.	Delaware

3.	Porterhouse, Inc.	Delaware

4.	Morton’s of Chicago, Inc.	Illinois

5.	Morton’s of Chicago/Atlanta, Inc.	Illinois

6.	Morton’s of Chicago/Buckhead, Inc.	Delaware

7.	Morton’s of Chicago/Chicago, Inc.	Delaware

8.	Morton’s of Chicago/Cincinnati, Inc.	Delaware

9.	Morton’s of Chicago/Clayton, Inc.	Delaware

10.	Morton’s of Chicago/Cleveland, Inc.	Illinois

11.	Morton’s of Chicago/Columbus, Inc.	Delaware

12.	Morton’s of Chicago/Dallas, Inc.	Illinois

13.	Morton’s of Chicago/Denver, Inc.	Illinois

14.	Morton’s of Chicago/Detroit, Inc.	Delaware

15.	Morton’s of Chicago/Fifth Avenue, Inc.	Delaware

16.	Morton’s of Chicago/Flamingo Road Corp.	Delaware

17.	Morton’s of Chicago/Houston, Inc.	Delaware

18.	Morton’s of Chicago/Minneapolis, Inc.	Delaware

19.	Morton’s of Chicago/Nashville, Inc.	Delaware

20.	Morton’s of Chicago/Palm Desert, Inc.	Delaware

21.	Morton’s of Chicago/Philadelphia, Inc.	Illinois

22.	Morton’s of Chicago/Phoenix, Inc.	Delaware

23.	Morton’s of Chicago/Pittsburgh, Inc.	Delaware

24.	Morton’s of Chicago/Portland, Inc.	Delaware

25.	Morton’s of Chicago/Puerto Rico, Inc.	Delaware

26.	Morton’s of Chicago/Rosemont, Inc.	Illinois

27.	Morton’s of Chicago/Sacramento, Inc.	Delaware

28.	Morton’s of Chicago/San Antonio, Inc.	Delaware

29.	Morton’s of Chicago/San Diego, Inc.	Delaware

30.	Morton’s of Chicago/San Francisco, Inc.	Delaware

31.	Morton’s of Chicago/Santa Ana, Inc.	Delaware

32.	Morton’s of Chicago/Scottsdale, Inc.	Delaware

33.	Morton’s of Chicago/Seattle, Inc.	Delaware

34.	Morton’s of Chicago/Virginia, Inc.	Illinois

35.	Morton’s of Chicago/Washington, DC, Inc.	Delaware

36.	Morton’s of Chicago/Washington Square, Inc.	Delaware

37.	Morton’s of Chicago/West Street, Inc.	Delaware

	NAME	STATE OF INCORPORATION

38.	Morton’s of Chicago/Westbrook, Inc.	Illinois

39.	Porterhouse of Los Angeles, Inc.	Delaware

40.	MOCGC Corp.	Virginia

41.	Chicago Steakhouse, Inc.	Texas

42.	McKinney Steakhouse LLC	Texas

43.	Houston Steakhouse, Inc.	Texas

44.	San Antonio Steakhouse, Inc.	Texas

45.	Morton’s of Chicago Holding, Inc.	Delaware

46.	Morton’s of Chicago/Anaheim LLC	Delaware

47.	Morton’s of Chicago/Atlantic City LLC	Delaware

48.	Morton’s of Chicago/Baltimore LLC	Delaware

49.	Morton’s of Chicago/Bethesda LLC	Delaware

50.	Morton’s of Chicago/Boca Raton LLC	Delaware

51.	Morton’s of Chicago/Boston LLC	Delaware

52.	Morton’s of Chicago/Boston Seaport LLC	Delaware

53.	Morton’s of Chicago/Brooklyn LLC	Delaware

54.	Arnie Morton’s of Chicago/Burbank LLC	Delaware

55.	Morton’s of Chicago/Carew Tower LLC	Delaware

56.	Morton’s of Chicago/Charlotte LLC	Delaware

57.	Morton’s of Chicago/Coral Gables LLC	Delaware

58.	Morton’s of Chicago/Crystal City LLC	Delaware

59.	Morton’s of Chicago/Denver Crescent Town Center LLC	Delaware

60.	Arnie Morton’s of Chicago/Figueroa LLC	Delaware

61.	Morton’s of Chicago/Fort Lauderdale LLC	Delaware

62.	Morton’s of Chicago/Great Neck LLC	Delaware

63.	Morton’s of Chicago/Hackensack LLC	Delaware

64.	Morton’s of Chicago/Hartford LLC	Delaware

65.	Morton’s of Chicago/Honolulu LLC	Delaware

66.	Morton’s of Chicago/Indianapolis LLC	Delaware

67.	Morton’s of Chicago/Jacksonville LLC	Delaware

68.	Morton’s of Chicago/Kansas City LLC	Delaware

69.	Morton’s of Chicago/King of Prussia LLC	Delaware

70.	Morton’s of Chicago/La Jolla LLC	Delaware

71.	Morton’s of Chicago/Leawood LLC	Delaware

72.	Morton’s of Chicago/Louisville LLC	Delaware

73.	Morton’s of Chicago/McKinney LLC	Delaware

74.	Morton’s of Chicago/Miami LLC	Delaware

75.	Morton’s of Chicago/Naperville LLC	Delaware

76.	Morton’s of Chicago/New Orleans LLC	Delaware

77.	Morton’s of Chicago/North Miami Beach LLC	Delaware

	NAME	STATE OF INCORPORATION

78.	Morton’s of Chicago/Northbrook LLC	Delaware

79.	Morton’s of Chicago/Orlando LLC	Delaware

80.	Morton’s of Chicago/Palm Beach LLC	Delaware

81.	Morton’s of Chicago/Park Place MD LLC	Delaware

82.	Morton’s of Chicago/Philadelphia LLC	Delaware

83.	Morton’s of Chicago/Pittsburgh LLC	Delaware

84.	Morton’s of Chicago/Reston LLC	Delaware

85.	Morton’s of Chicago/Richmond LLC	Delaware

86.	Morton’s of Chicago/San Jose LLC	Delaware

87.	Morton’s of Chicago/Schaumburg LLC	Delaware

88.	Morton’s of Chicago/SouthPark LLC	Delaware

89.	Morton’s of Chicago/Stamford LLC	Delaware

90.	Arnie Morton’s of Chicago/Torrance LLC	Delaware

91.	Morton’s of Chicago/Troy LLC	Delaware

92.	Morton’s of Chicago/Wacker Place LLC	Delaware

93.	Morton’s of Chicago/White Plains LLC	Delaware

94.	Morton’s of Chicago/Wisconsin LLC	Delaware

95.	Arnie Morton’s of Chicago/Woodland Hills LLC	Delaware

96.	Morton’s of Chicago Florida Holding, Inc.	Delaware

97.	Morton’s of Chicago Maryland Holding, Inc.	Delaware

98.	Morton’s of Chicago Asia (Singapore) Pte Ltd.	Singapore

99.	Morton’s of Chicago (Singapore) Pte Ltd.	Singapore

100.	Morton’s of Chicago/Toronto, Inc.	Canada

101.	Morton’s of Chicago/Vancouver, Inc.	Canada

102.	Morton’s Asia Holding Limited	Hong Kong

103.	Morton’s of Chicago Kowloon Limited	Hong Kong

104.	Morton’s of Chicago/Hong Kong Limited	Hong Kong

105.	Morton’s of Chicago/Macau Limitada	Macau

106.	Italian Restaurants Holding Corp.	Delaware

107.	Bertolini’s Restaurants, Inc.	Delaware

108.	Bertolini’s of Circle Centre, Inc.	Delaware

109.	Bertolini’s/King of Prussia, Inc.	Delaware

110.	Bertolini’s of Las Vegas, Inc.	Delaware

111.	Bertolini’s at Market Square, Inc.	Delaware

112.	Bertolini’s at Village Square, Inc.	Delaware

113.	Peasant Holding Corp.	Delaware

114.	Mick’s at PA Ave., Inc.	Delaware

115.	Mick’s at Fair Oaks, Inc.	Delaware

116.	Mick’s at Annapolis Mall, Inc.	Delaware

117.	Morton’s of Chicago/Bertolini’s Employee Assistance Fund, Inc.	Illinois